CONSULTING AGREEMENT- GG

This Consulting Agreement is by and between Indigo-Energy, Inc., (IEI), a Nevada Corporation located at 701 N. Green Valley Pkwy, Suite 200, Henderson, NV 89074, and Gary A. Greenberg, LLC, a Illinois Corporation located at  _______________ (GG) collectively referred to as “The Parties.”

WHEREAS, IEI is a developer of energy related properties, and

WHEREAS, GG has various connections, networking contacts, and experience in the development of financial related properties, financial market development, and business strategic planning.

NOW, THEREFORE, in consideration of the mutual covenants provided herein, the Parties agree as follows:

Services.

GG will perform ongoing duties under the direction of IEI’s President under the following parameters:

1.	Provide consulting services and support for business development of the IEI family of energy related properties.

2.	Assist in development of the IEI Strategic Marketing and Business Plan.

3.	Develop introductions and networking for funding of various projects and operations.

Compensation.  IEI shall compensate GG for these services as follows:

1-	Reimbursement for all approved business-related expenses.

2-
Further, GG or its assigns shall receive one-hundred thousand (100,000) shares of common stock in IEI, said stock to be restricted by SEC rule 144. Said shares are to be issued within 30 days of signing of this Agreement.  The shares are to be issued to GG.

3-	A consulting fee of five hundred dollars ($500) per month, such fee shall be reviewed and adjusted from time to time based upon performance.

Independent Contractor and No Agency Relationship.  GG shall be compensated as an independent contractor with no employee relationship or agency and principal relationship and shall thereby be responsible for all its own taxes, insurance, licenses and fees and expenses related to its business and this Agreement.

Termination.  Either party may terminate this relationship, without cause, after the initial term of the Agreement, with thirty (30) days notice to the other, provided all compensation is current.

Governing Law.  This Agreement is being executed under and will be governed by the laws of the State of Nevada.

Term.  The term of this Agreement is three months commencing April 21, 2010 and shall automatically be renewed month to month terms unless terminated under the provisions herein.

IN WITNESS THEREOF, the Parties have executed this Agreement effective as of the date signed below.

For Indigo-Energy, Inc.

Steve Durdin, President	Date

For Gary A. Greenberg, LLC	,

Gary A. Greenberg		Date

EIN

ConsAgr GG